Exhibit 10.3






















                            CIRCUIT CITY STORES, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN




                                TABLE OF CONTENTS
                                                                         Page

BACKGROUND..................................................................1
ARTICLE I     - DEFINITIONS.................................................1
ARTICLE II    - ELIGIBILITY AND PARTICIPATION...............................4
ARTICLE III   - PARTICIPANT DEFERRALS.......................................4
ARTICLE IV   - ACCOUNTS.....................................................5
ARTICLE V    - COMPANY CREDITS..............................................6
ARTICLE VI   - VESTING......................................................7
ARTICLE VII  - DISTRIBUTION ELECTIONS.......................................8
ARTICLE VIII - BENEFICIARY..................................................10
ARTICLE IX   - NATURE OF COMPANY'S OBLIGATION...............................11
ARTICLE X    - TERMINATION, AMENDMENT, OR MODIFICATION OF PLAN .............12
ARTICLE XI   - RESTRICTIONS ON ALIENATION OF BENEFITS ......................12
ARTICLE XII  - ADMINISTRATION...............................................12
ARTICLE XIII - CLAIMS PROCEDURE ............................................14
ARTICLE XIV - GENERAL PROVISIONS ...........................................15


                                       i



                                   BACKGROUND

The Circuit City Stores, Inc. Executive Deferred Compensation Plan (the "Plan") has been adopted to promote the best interests of Circuit City Stores, Inc. (the "Company") and the stockholders of the Company by attracting and retaining key management employees possessing a strong interest in the successful operation of the Company and its subsidiaries and by encouraging their continued loyalty, service, and counsel to the Company and its subsidiaries. The Plan was originally effective October 1, 2002. Effective December 31, 2004, the Plan has been frozen and as of such date no additional deferrals or contributions may be credited under the Plan and no person who is not already a Participant as of December 31, 2004, may become a Participant in the Plan. The Plan is amended and restated effective December 31, 2004 to reflect these changes.

The Plan shall be maintained as an unfunded plan of deferred compensation for a select group of management or highly compensated employees. The Plan, therefore, is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of the Employee Retirement Income Security Act of 1974.

NOW, THEREFORE, the Company agrees as follows:


                                    ARTICLE I
                                   DEFINITIONS

As used in the Plan, the following terms will have the meaning indicated.

1.1 Account - The record keeping account or accounts maintained to record the interest of each Participant under the Plan, pursuant to Articles IV, V, and
VI. An Account is established for record keeping purposes only and not to reflect the physical segregation of assets on the Participant's behalf, and may consist of such sub-accounts or balances as the Committee may determine to be necessary or appropriate.

1.2 Annual Bonus - Amounts payable to a Participant under the Circuit City Stores, Inc. Annual Performance-Based Bonus Plan or any other bonus plan or arrangement that provides the primary incentive to a Participant based on annual performance measures.

1.3 Base Salary - The base salary or wage payable by a Participating Employer for services performed prior to reduction for contributions by the Participant to this Plan or pre-tax or after-tax contributions by the Participant to any other employee benefit plan maintained by a Participating Employer, but exclusive of extraordinary payments such as overtime, bonuses, meal allowances, reimbursed expenses, termination pay, moving pay, commuting expenses, severance pay, non-elective deferred compensation payments or accruals, stock options, the value of employer-provided fringe benefits or coverage, all as determined in accordance with such uniform rules, regulations, or standards as may be prescribed by the Committee.

1.4 Beneficiary - The person(s) or trust(s) designated by a Participant in writing, pursuant to Article VIII, as being entitled to receive any benefit payable under the Plan by reason of the death of a Participant.

1.5      Change of Control - The occurrence of either of the following events:

         a) a third person, including a "group" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

         b) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the Board of Directors of any successor to the Company.

1.6 Code - The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

1.7 Committee - The Compensation and Personnel Committee of the Board of Directors, unless the Board of Directors appoints a different committee. Members of the Committee may be Participants under the Plan.

1.8      Company - Circuit City Stores, Inc., a Virginia corporation.

1.9 Company Basic Match Credit - A matching amount on Participant deferrals credited by the Company to a Participant's Account pursuant to the provisions of
Section 5.1.

1.10 Company Discretionary Match Credit - A matching amount on Participant deferrals credited by the Company to a Participant's Account pursuant to the provisions of Section 5.2.

1.11 Company Discretionary Enhanced Credit - An amount credited by the Company to a Participant's Account pursuant to the provisions of Section 5.3.

1.12 Deferral Election - An election by a Participant to have all or a portion of his Base Salary, Annual Bonus, or LTI Payment for a Plan Year deferred under the terms and conditions of the Plan.

1.13 Election Form - The form or forms produced by the Committee or its designees under which a Participant may record his or her Deferral Elections, Investment Options, distribution elections, and Beneficiary designation.

1.14 Employee - Any person employed by the Company as a common law employee on the Company's United States payroll.

1.15 Enrollment Period. - The time established by the Committee during which Deferral Elections may be made.

1.16 Investment Options - Any funds designated by the Committee as hypothetical investment options available to Participants for purposes of determining the amounts to be credited or debited to their Account under Section 4.2.

1.17 Retirement - A Participant's termination of employment for any reason other than death or Total Disability on or after age 65 or on or after attaining age 55 with ten (10) Years of Vesting Service.

1.18 Participant - Any Employee or former Employee for whom an Account is maintained under the Plan.

1.19 LTI Payment - Restricted stock shares awarded pursuant to the Circuit City Stores, Inc., Stock Incentive Plan which become vested and nonforfeitable under the terms of a long-term incentive award.

1.20 Plan - The Circuit City Stores, Inc., Executive Deferred Compensation Plan, as set forth in this document, as amended from time to time.

1.21 Plan Year - The twelve (12) consecutive-month period beginning January 1 and ending December 31. The first Plan Year shall begin on September 3, 2002 and end on December 31, 2002.

1.22 Related Company - Any corporation or business organization that is under common control with the Company (as determined under Code Section 414(b) or (c)), a member of an affiliated service group with the Company (as determined under Code Section 414(m)), or an entity required to be aggregated pursuant to Code Section 414(o) and the regulations thereunder.

1.23 Termination of Employment - A Participant's severance from employment with the Company for any reason, including death, retirement, resignation, discharge, or otherwise.

1.24 Total Disability - A physical or mental impairment that prevents the Participant from continuing to perform the principal functions of his or her position with the Company. The Committee shall have the complete discretion to determine if a Participant has a Total Disability.

1.25 Valuation Date - The date or dates as of which the Accounts are valued, as set forth in Section 4.4.

1.26 Year of Vesting Service - A Participant shall be credited with the same Years of Vesting Service for purposes of this Plan as the Participant is credited with under the Retirement Plan of Circuit City Stores, Inc.


                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.1 Eligibility - The Committee, in its sole discretion, will select the management or highly compensated Employees eligible to become Participants in the Plan. The Committee may establish criteria for Participant status or make individual designations of Employees. Effective December 31, 2004, no Employee may be selected as a Participant in the Plan unless that individual is already a Participant on December 31, 2004.

2.2 Participation - An eligible Employee may elect to defer a portion of Base Salary, Annual Bonus and/or LTI Payment payable with respect to an upcoming Plan Year by making a Deferral Election subject to the provisions of this Plan.


                                   ARTICLE III
                              PARTICIPANT DEFERRALS

3.1 Base Salary Deferrals - Each Participant may elect to defer in accordance with the terms of this Plan, up to 50% (such percentage to be a multiple of 1 %) of his or her Base Salary with respect to an upcoming Plan Year provided, however, that no deferrals may be made under the Plan with respect to Base Salary payable after December 31, 2004.

3.2 Annual Bonus Deferrals - Each Participant may elect to defer, in accordance with the terms of this Plan up to 100% (such percentage to be a multiple of 5%) of the amount payable with respect to a Plan Year to such Participant of his or her Annual Bonus, if any, provided, however, that no deferrals may be made with respect to Annual Bonus payable after December 31, 2004.

3.3 LTI Payment Deferrals - Each Participant may elect to defer, in accordance with the terms of this Plan up to 100% (such percentage to be a multiple of 5%) of the amount payable with respect to a Plan Year to such Participant of his or her LTI Payment, if any, provided, however, that no deferrals may be made with respect to any LTI Payment payable after December 31, 2004.

3.4 Maximum Deferral - Notwithstanding the deferrals elected under Sections 3.1, 3.2 and 3.3, the Company may reduce the total amount of the deferral if needed to provide for the cost of employee-paid benefits and government-mandated deductions under FICA and other programs.

3.5 First Plan Year - A Participant may make a Deferral Election for the Plan Year in which the Participant commences participation. The Deferral Election must be made on the Election Form, signed by the Participant and delivered to the Committee by the date and time established by the Committee.

3.6 Subsequent Plan Years - For each succeeding Plan Year, Deferral Elections must be made annually during the Enrollment Period established by the Committee. If no Deferral Election is made during the Enrollment Period, the Participant will not be eligible for deferrals during the next Plan Year.

3.7 Effect of Eligibility Status Change - If a Participant ceases to be an Employee or otherwise ceases to be eligible under Section 2.1, at a time when he or she has in effect for the Plan Year one or more Deferral Elections, the Deferral Election or elections will terminate with respect to any amount not yet paid at the time the individual ceases to be an Employee or otherwise ceases to be eligible under Section 2.1. Amounts already deferred into the Participant's Account will remain so credited and shall be distributed in accordance with the terms of this Plan.

3.8 Elections Irrevocable - A Deferral Election shall be irrevocable for the Plan Year for which it is made.



                                   ARTICLE IV
                                    ACCOUNTS

4.1 Maintenance of Participant Accounts - Bookkeeping Accounts will be established and maintained by the Plan Administrator for each Participant in which will be recorded the amounts deferred by the- Participant, any Company credits, and hypothetical earnings and losses, if any, on Account balances. The Account balance will be a bookkeeping entry only and the Company will have no obligation to set aside or hold assets to fund its obligations under this Plan.

4.2 Investment Options - At the time a Participant makes a Deferral Election, he or she will specify the Investment Options that are to be deemed to be applied to the amounts deferred pursuant to the election. No deferrals will be accepted under the Plan unless and until the Participant makes such an election. The following rules will apply to Investment Options:

         a) The percentage of a Participant's current deferrals and/or Account balance to which a specified Investment Option is to be applied must be in whole percentage increments.

         b) The chosen Investment Option or Options will apply to deferred amounts on and after the date on which such amounts, absent deferral, would have been paid to the Participant.

         c) The Committee will have the authority to modify the rules and restrictions relating to Investment Options, including the authority to change such Investment Options prospectively, as it, in its sole discretion, deems necessary.

4.3 Investment Elections - A Participant's Account will be credited or debited with amounts equal to the amounts that would have been earned or lost with respect to the Participant's Account balance if amounts equal to that Account balance had been actually invested in the

Investment Option specified by the Participant. A Participant may elect to change the manner in which Investment Options are applied to future deferrals and/or the existing Account balance, provided that notice of such election is filed in a manner and time specified by the Committee or its designee.

4.4 Valuation Date - A Participant's Account will be valued daily on each day that the New York Stock Exchange is open. The Committee may establish such other date or dates as Valuation Dates with respect to all Accounts, particular Investment Options in the Accounts or particular Accounts, with respect to which payment or another transaction is to occur.


                                   ARTICLE V
                                COMPANY CREDITS

5.1      Company Basic Match Credits

         a) The Company will credit a Company Basic Match Credit of 25% match on deferrals each Plan Year up to 10% of the total of the Participant's Base Salary, Annual Bonus and LTI Payment. The Company Basic Match Credit shall be made effective as of the date of deferral, subject to forfeiture under Section 5.1(b). Effective for Plan Years after December 31, 2004, no Company Basic Match Credit shall be made to the Account of any Participant.

         b) A Participant shall forfeit a Company Basic Match Credit and any related hypothetical return allocated to his or her Account for a Plan Year if the Participant is not an Employee on the last day of the Plan Year, unless the Participant:

                  i) terminated due to Retirement or Total Disability during the Plan Year; or

                  ii) died during the Plan Year.

5.2 Company Discretionary Match Credits, - The Company may, in its sole discretion, credit a Company Discretionary Match Credit as an additional match based on achievement of Company performance goals or other factors during the previous PlanYear. The Company Discretionary Match Credits shall be made at such time as determined by the Committee. Effective for Plan Years after December 31, 2004, no Company Discretionary Match Credits may be made to the Account of any Participant.

5.3      Company Discretionary Enhanced Credits -

         a) The Company may, in its sole discretion, credit a Company Discretionary Enhanced Credit as an additional amount to a Participant's Account. The Company Discretionary Enhanced Credits may be in the form of additional Company contributions or in the form of enhanced hypothetical earnings on the Participant's Account balance.

         b) In the event of a Change of Control, the Company shall make a Company

         Discretionary Enhanced Credit to the Accounts of all Participants. The Company Discretionary Enhanced Credit will be made no later than the effective time of the Change of Control. The amount of the Company Discretionary Enhanced Credit will be a percentage of the amount of the Participant's Account determined for this purpose based on the following schedule. The Participant's Account balance will be determined for this purpose on a date established by the Committee no later than the effective time of the Change of Control.

              Years of Service at Time           Enhanced Credit as
              ------------------------           ------------------
              of Change of Control                  % of Account
              --------------------                  ------------
              Less than 5 years                           20%
              5 years to 10 years                         30%
              10 years to 15 years                        50%
              Over 15 years                               75%

         Notwithstanding the above, effective December 31, 2004, no Company Discretionary Enhanced Credit shall be made by the Company.


                                   ARTICLE VI
                                     VESTING

6.1 Participant Deferrals - Participant deferrals will at all times be 100% vested.


6.2      Company Basic Match Credits

         a) Except as provided in Sections 6.5 and 6.6, Company Basic Match Credits, pursuant to Section 5.1 above, will vest according to the following schedule:

                           Years of Vesting Service  Vested Percentage
                           ------------------------  -----------------
                           Less than 3 years                  0%
                           3 or more years                   100%

         b) Notwithstanding the foregoing, a Participant's Company Basic Match Credit Account shall become fully vested on the first to occur of the following events, if he is then an Employee:

                  i)   his Retirement;

                  ii)  his Total Disability; or

                  iii) his death.

6.3      Company  Discretionary  Match  Credits - Except as provided in Sections
6.5 and 6.6, vesting of Company Discretionary Match Credits will be determined by the Committee in its discretion, at the time the Company Discretionary Match Credit is awarded. All Company

Discretionary Match Credits will be vested at the Participant's death or Total Disability while an Employee or at the Participant's Retirement.

6.4      Company Discretionary Enhanced Credits - Except as provided in Sections
6.5 and 6.6, Company Discretionary Enhanced Credits, pursuant to Section 5.3 above, will vest based on Years of Vested Service according to the following schedule at the Participant's Termination of Employment.

           Years of Vesting Service                       Vested Percentage
           ------------------------                       -----------------
           Less than 5 years                                        0%
           5 years to less than 10 years                           50%
           10 years to less than 15 years                          75%
           15 or more years                                       100%
           Upon death or Total Disability                         100%

6.5 Change of Control - In the event of a Change of Control, Participant Accounts, including all Company credits, will be 100% vested.

6.6 Forfeiture for Cause - If the Committee finds that the Participant was discharged by the Company for fraud, embezzlement, theft, commission of a felony, or for dishonesty in the course of his or her employment by the Company, the Participant's entire Account balance will be forfeited, except for the Participant's actual deferrals, without earnings, credits, or interest. The decision of the Committee as to the cause of the Participant's discharge will be final. No decision of the Committee will affect the finality of the discharge of the Participant by the Company in any manner.


                                   ARTICLE VII
                             DISTRIBUTION ELECTIONS

7.1 Annual Elections - The Participant may elect, by type of deferral, a distribution option for the deferrals of Base Salary, Annual Bonus or LTI Payment for each Plan Year. Subject to the provisions on Section 7.4 on the number of in-service distribution dates, a Participant may make separate elections for each type of deferral for each Plan Year.

7.2 Retirement Benefit - The Participant may elect, by type of deferral, to have his or her Account distribute benefits payable at Retirement or termination due to Total Disability. The Participant may select one of the following distribution options for benefits payable at Retirement or termination due to Total Disability:

         a) Lump Sum - The payment of the full amount of the Participant's Account within 60 days of the start of the calendar year following the Participant's Retirement or termination due to Total Disability.

         b) Installment Payments - Annual installments over a term of two to fifteen years, commencing within 60 days of the start of the calendar year following the Participant's Retirement or termination due to Total Disability. The Committee will determine the amount of the Participant's Account on the last business day of the Plan Year and each year thereafter. The Participant will receive an amount pursuant to the following formula:

                  Amount = V
                          ---
                           N
                  Where:
                  N represents the number of years remaining in the term, and V represents the amount of the Participant's Account as of the last day of the preceding year.

         if the Participant's Account balance is less than $25,000, the Committee, at its discretion, may pay the remaining balance in a lump sum.

7.3      Rules Generally Applicable to Distributions

         a) The Participant may change his or her distribution election, subject to the Committee's approval and in its sole discretion, by submitting a new Election Form to the Committee, provided that any such election must be made at least one year prior to the Participant's Retirement or termination due to Total Disability,

         b) The Participant may elect to defer the lump sum payment or the starting date of installment payments for up to five years following Retirement or termination due to Total Disability. If so deferred, payment or payments will commence within 60 days of the start of the applicable calendar year.

         c) The Participant's Account balance will be paid in a lump sum at Retirement or termination due to Total Disability if the Participant makes no election with respect to the benefit.

         d) If the Participant dies after installment payments have commenced, the remaining Account balance will be paid to the Participant's Beneficiary over the remaining number of installments elected by the Participant. If no Beneficiary has been named, or if the Beneficiary predeceases the Participant, the remaining Account balance will be paid to the Participant's estate in a lump sum.

7.4 In-Service Distribution Election - A Participant may elect, by type of deferral, to have 100% of the Account balance (reduced by any Company Basic Match Credits or Company Discretionary Match Credits) paid in a lump sum in cash as of a specified future date set forth in the election. The future date must be at least two full years following the first day of the Plan Year for which the Deferral Election is being made. The Participant may elect a maximum of two such dates, and may continue to use those dates, as designated, with respect to future

Deferral Elections. After an in-service distribution date has been reached and distribution has been made under an in-service election, at the next Enrollment Period the Participant may elect an additional date for an in-service distribution as long as there are no more than two such future dates. and subject to the provisions of this Section 7.4. If the Participant has a termination date prior to the time payments otherwise would commence under a payment election made under this Section 7.4, payment will commence as soon as reasonably practicable following the Participant's termination date in a lump sum in cash. Company Basic Matching Credits, Company Discretionary Match Credits and unvested Company Discretionary Enhanced Credits and related hypothetical returns not be available for in-service distribution elections.

7.5 Deferral of In-Service Distributions - A Participant may elect to defer the date of his or her in-service distribution provided that such election is made at least one year prior to the earliest date of (i) Retirement or Total Disability, or (ii) the date selected for distribution to begin under a previously filed election. Such election may not provide for the receipt of such amounts earlier than one year from the date of election.

7.6 Termination of Employment - All benefits under the Plan will cease on the date of an Employee's Termination of Employment for reasons other than death, Total Disability or Retirement, and the Participant's vested Account balance, valued as of the date of Termination of Employment, will be paid in a lump sum as soon as practicable following Termination of Employment, subject to the terms of Section 6.6 above.

7.7 Change of Control Payment. Within 30 days after a Change of Control, a Participant may, but will not be required to, elect to have an immediate payout of all of his or her Account balances by notifying the Committee in writing. If a Participant elects to receive such a distribution, the Participant's Account will be reduced by ten percent (10%), determined immediately prior to the distribution. Payment will be made in a lump sum in cash.

7.8 Section 162(m) Limitation - If the Company determines, prior to a Change of Control, that distributions to the Participant would not be deductible by the Company as a result of the limitation under Code Section 162(m), then the Company may delay payment of all or any portion of a distribution under the Plan prior to a Change of Control to the extent necessary to insure that the distribution is deductible. Any amounts so delayed will continue to be credited or debited with hypothetical returns pursuant to Section 4.3. The amounts so delayed will be distributed to the Participant or his or her Beneficiary at the earliest possible date when deductibility of the distribution is no longer limited under Code Section 162(m). The limitation under this Section 7.8 will not apply following a Change of Control.


                                  ARTICLE VIII
                                   BENEFICIARY

8.1 Designation of Beneficiary - A Participant shall designate a Beneficiary to receive benefits under the Plan by submitting to the Committee a form acceptable to the Committee. If more than one Beneficiary is named, the share and precedence of each Beneficiary will be indicated. A Participant will have the right to change the Beneficiary, but no change of

Beneficiary will be effective until accepted by the Committee or its designee.

8.2 Discharge of Obligations - Any payment made by the Company, in good faith and in accordance with this Plan, will fully discharge the Company from all further obligations with respect to that payment. If the Committee has any doubt as to the proper Beneficiary to receive payment hereunder, the Committee shall have the right to withhold such payment until the matter is finally adjudicated. The Committee will have no obligation to pay interest on any payment withheld under this Section 8.2.

8.3 Incompetent - If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of the benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit will be a payment for the Account of the Participant and the Participant's Beneficiary, as the case may be, and will be a complete discharge of any liability under the Plan for such payment amount.


                                   ARTICLE IX
                         NATURE OF COMPANY'S OBLIGATION

9.1 Unsecured Promise - The Company's obligation to the Participant under the Plan will be that of an unfunded and unsecured promise to pay money in the future. The rights of a Participant or Beneficiary under this Plan will be solely those of an unsecured general creditor of the Company. The Company will not be obligated under any circumstances to set aside or hold assets to fund its obligations under the Plan.

9.2 No Right to Specific Assets - Any assets which the Company may set aside, acquire or hold to help cover its financial liabilities under the Plan are and will remain general assets of the Company subject to the claims of its creditors. The Company does not give, and the Plan does not give, any beneficial ownership interest in any assets of the Company to a Participant or Beneficiary. All right of ownership in any assets are and remain in the Company. Any general asset used or acquired by the Company in connection with the liabilities it has assumed under the Plan will not be deemed to be held under any trust for the benefit of the Participant or any Beneficiary, and no general asset will be considered security for the performance of the obligations of the Company.

9.3 Plan Provisions - The Company's liability for payment of benefits will be determined only under the provisions of the Plan, as it may be amended from time to time.

                                    ARTICLE X
                 TERMINATION, AMENDMENT OR MODIFICATION OF PLAN

10.1 Right to Terminate - The Committee may, with prospective or retroactive effect, suspend, discontinue or terminate the Plan by action of its Board of Directors at any time without the consent of Participants, stockholders or any other person, provided, however, that, without the consent of a Participant, no such action will materially and adversely affect the rights of such Participant with respect to any rights to payment of amounts credited to such Participant's Account. Notwithstanding the foregoing, the Committee may, in its sole discretion, terminate the Plan as of any date and distribute to the Participants an amount equal to the Account balances plus all vested credits, as of such date. The Committee may, in its sole discretion, also distribute to the Participants any unvested credits as of such date.

10.2 Suspension of Plan - The Company may suspend the Plan by instructing the Committee not to accept any additional Deferral Elections under the Plan. If such a suspension occurs, the Plan shall continue to operate and be effective with regard to Deferral Elections properly completed and filed prior to the effective date of such suspension.

10.3 Amendment or Modification - The Company may, at any time, amend or modify the Plan in whole or in part by the action of its Board of Directors. The amendment or modification of the Plan will not adversely affect any benefits to which a Participant or Beneficiary has become entitled under the Plan as of the date of the amendment or modification; provided, however, that the Company will have the right to accelerate installment payments by paying the Account balance in a lump sum.


                                   ARTICLE XI
                     RESTRICTIONS ON ALIENATION OF BENEFITS

11.1 Non-Alienation of Benefits - Neither a Participant nor any other person will have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable will, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.


                                   ARTICLE XII
                                 ADMINISTRATION

12.1 Powers of the Committee - The Committee will be responsible for the general administration and interpretation of the Plan and for carrying out its provisions, and will have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties:

         a) The full power and discretion to construe and interpret the Plan and to decide all questions relating to eligibility and payment of benefits hereunder.

         b) To prescribe procedures to be followed by Participants in making Deferral Elections and in making distribution selections.

         c) To request and receive from the Company and from Participants such information as will be necessary for the proper administration of the Plan.

         d) To prepare and distribute, in such manner as it determines to be appropriate, information explaining the Plan.

         e) To delegate any of its responsibilities to Company employees, and/or third parties to assist it in carrying out its duties.

         f) To make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and

         g) Decide or resolve any and ail questions including interpretations of the Plan, as may arise in connection with the Plan.

12.2 Decisions are Binding - The determinations of the Committee and employees or agents to whom the Committee has delegated responsibilities will be final and binding on all persons for all purposes, and there will be no appeal from any ruling of the Committee that is within its authority, except as otherwise provided herein.

12.3 Expenses - All expenses that will arise in connection with the administration of the Plan, including but not limited to, the compensation and other expenses of any trustee, counsel, accountant, specialist, agent or other person who will be employed by the Committee in connection with the administration thereof, will be paid by the Company.

12.4 Effect an Other Emplovee Benefit Plans - Deferrals credited to a Participant's Account under this Plan shall not be considered "compensation" for the purpose of computing benefits under any qualified retirement plan maintained by the Company or a Related Company, but shall be considered compensation for welfare benefit plans, such as life and disability insurance programs, unless otherwise specifically provided by the terms of such plan.

12.5     Overpayments  - If an overpayment of an Account is made under the Plan,
(a) the amount of the overpayment may be set off against further amounts payable to or on account of the person who received the overpayment until the overpayment has been recovered in full, or (b) the recipient shall be required to return the amount of the overpayment to the Company. The foregoing remedy is not intended to be exclusive.

                                  ARTICLE XIII
                                CLAIMS PROCEDURE

13.1 Riqht to File Claim - Every Participant, former Participant, retired Participant, or Beneficiary of a Participant or former Participant will be entitled to file with the Committee a claim for benefits under the Plan. The claim must be in writing.

13.2 Denial of Claim - If the Committee denies a claim in whole or in part, the claimant will be furnised within 90 days after the Committee's receipt of the claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice of denial of the claim containing the following:

         a) Specific reason or reasons for denial;

         b) Specific reference to pertinent Plan provisions on which the denial is based;

         c) A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary; and

         d) An explanation of the claim review procedure.

13.3     Claims Review Procedure

         a) Review may be requested at any time within 90 days following the date the claimant received written notice of the denial of the claim. For purposes of this Article, a representative authorized in writing by the claimant to represent him or her may take any action required or authorized to be taken by the claimant. The Committee will afford the claimant a full and fair review of the decision denying the claim and, if so requested will:

                  i) Permit the claimant to review any documents that are pertinent to the claim; and

                  ii) Permit the claimant to submit to the Committee issues and comments in writing.

         b) The decision on review by the Committee will be in writing and will be issued within 60 days following receipt of the request for review. The period for decision may be extended to a date not later than 120 days after such receipt if the Committee determines that special circumstances require extension. The decision on review will include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision of the Committee is based.

13.4 Exhaustion of Appeals - A Participant must exhaust his or her rights to file a claim and to request a review of the denial of the claim before bringing any civil action to recover benefits due under the terms of the Plan, to enforce his or her rights under the terms of the Plan, or to clarify his or her rights to future benefits under the terms of the Plan.

13.5 Committee's Authority - The Committee will exercise its responsibility and authority under this claims procedure as a fiduciary and, in such capacity, will have discretionary authority and responsibility (1) to interpret and construe the Plan and any rules or regulations under the Plan, (2) to determine the eligibility of Employees to participate in the Plan, and the rights of Participants to receive benefits under the Plan, and (3) to make factual determinations in connection with any of the foregoing.


                                   ARTICLE XIV
                               GENERAL PROVISIONS

14.1 Status of Plan - The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and a plan that is unfunded within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan will be administered and interpreted to the extent possible in a manner consistent with that intent.

14.2 No Right to Employment - Nothing in this Plan will be deemed to give any person the right to remain employed by the Company, its subsidiaries or affiliates, or affect the right of the Company to terminate the Participant's employment with or without cause.

14.3 Insurance - The Company, on its own behalf or on behalf of the trustees of any trust, and, in its sole discretion, may apply for and procure insurance on the life of the Participant. The Participant will have no interest whatsoever in any such policy or policies. The Participant will cooperate in obtaining medical and other information that may be required to procure the insurance, subject to the condition that the insurance company's privacy provisions will be applicable.

14.4 Construction and Severability - For simplicity of expression, pronouns and other terms are sometimes expressed in a particular number and gender; however, where appropriate to the context, such terms will be deemed to include each of the other numbers and the other gender. Each provision of this Plan will be considered to be severable from all the other provisions so that if any provision or any part of a provision will be declared void, then the remaining provisions of the Plan that are not declared void will continue to be effective.

14.5 Delegation of Authority - Whenever the Company, under the terms of this Plan, is permitted or required to do or perform any act, the act may be done or performed by an officer of the Company, and such officer will be presumed to be duly authorized by the Board of Directors of the Company.

14.6 Captions - The captions of the articles, sections and paragraphs of this Plan are for convenience only and will not control or affect the meaning or construction of any of its provisions.

14.7 Notice - Any notice or filing required or permitted to be given to the Committee under this Plan will be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                  Circuit City Stores, Inc.
                  Senior Vice President of Human Resources
                  9950 Mayland Drive
                  Richmond, VA 23233-1464

Such notice will be deemed given as of the date of delivery or, if delivery is made by mail, as of two business days following the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan will be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

14.8 Governing Law - This Plan will be construed and administered in accordance with the laws of the Commonwealth of Virginia to the extent that Federal law does not preempt such laws.


This plan document has been executed on behalf of the Company this 7th date of January, 2005.


                            CIRCUIT CITY STORES, INC.


                            /s/ Philip J. Dunn
                            --------------------------------------------
                            (Name)


                            Senior Vice President, Treasurer & Controller
                            (Title)